UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2018

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As has been previously disclosed, GlassBridge Enterprises, Inc. (the “Company” or “we”) and certain of its subsidiaries are party to copyright levy legal proceedings in the European Union relating to the Company’s legacy business segments, including: (i) the action pending with Stichting de Thuiskopie and the government of the Netherlands, originally identified as C/09/489719/HA ZA 15-659 of the District Court of The Hague, in which our subsidiary, Imation Europe B.V. (“IEBV”), a company organized under the laws of the Netherlands, is the sole complainant (the “IE Case”); (ii) the action pending in the Netherlands brought by the association of vendors of similar products, originally identified as C/09/438914/HA ZA 13-264, in which IEBV is a co-complainant (together with the IE Case, the “Dutch Litigation”); and (iii) the action pending versus Copie France in the Tribunal de grande instance de Paris, originally identified as Case N°: 13/00374, in which IEBV is the sole complainant (the “French Litigation”).

On May 21, 2018 (the “Signing Date”), IEBV entered into a litigation finance and management agreement (the “Litigation Management Agreement”), effective as of May 1, 2018 (the “Effective Date”), with Mach 5 B.V., a company organized under the laws of the Netherlands (“Mach 5”), relating to the Dutch Litigation and the French Litigation. Mach 5 and its affiliates possess expertise and have an interest in the subject matter of the Dutch Litigation and the French Litigation.

Pursuant to the Litigation Management Agreement, Mach 5 has agreed (i) as of the Effective Date, to assume the responsibility for (a) paying all of IEBV's legal fees and expenses and (b) managing the tactics and strategy of IEBV's Dutch and French counsel relating to the Dutch Litigation and the French Litigation, and (ii) to pay fifty percent (50%) of the legal fees of IEBV’s Dutch counsel incurred from March 1, 2018 through the Effective Date. In consideration therefor, IEBV has agreed that Mach 5 will be entitled to receive the following percentages of all amounts actually received by IEBV in the Dutch Litigation and French Litigation, whether by settlement or legal process (net of any amounts payable to IEBV’s French counsel in respect of any contingent fee arrangement in effect on the Effective Date):

•	Thirty percent (30%) if received within one year after the Signing Date;

•	Twenty-seven and one-half percent (27.5%) if received after one year after the Signing Date; and

•	Twenty-five percent (25%) if received after two years after the Signing Date.

Neither party to the Litigation Management Agreement will have the right to terminate it prior to the third anniversary date of the Signing Date unless there is an uncured material breach of the agreement.

The foregoing description of the Litigation Management Agreement is qualified in its entirety by reference to the Litigation Management Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

We incorporate by reference herein the Exhibit Index preceding the signature page to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Litigation Finance & Management Agreement, dated as of May 21, 2018 and effective as of May 1, 2018, by and between Imation Europe B.V. and Mach 5 B.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: May 23, 2018	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer